UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 31, 2017

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6480 Via Del Oro

San Jose, California 95119

(Address of principal executive offices)

Registrant's telephone number, including area code:

(408) 579-2800

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

On May 9, 2017, the Board of Directors of Extreme Networks, Inc. (the “Company”) approved entering into an amendment (“Amendment No. 5”) to the Amended and Restated Rights Agreement dated as of April 26, 2012, as amended in Amendment No. 1 effective as of April 30, 2013, Amendment No. 2 effective as of May 19, 2014, Amendment No. 3 effective as of May 14, 2015, and Amendment No. 4 effective as of May 9, 2016,  (collectively the amendments and the Amended and Restated Rights Agreement are referred to herein as the “Rights Agreement”), with Computershare Inc. as its rights agent (the “Rights Agent”).  The Company and the Rights Agent entered into Amendment No. 5 on May 31, 2017.  Pursuant to the terms of Amendment No. 5, the Rights Agreement has been extended to May 31, 2018.

This summary of the amendment to the Rights Agreement is qualified in its entirety by the full text of Amendment No. 5, which is incorporated herein by reference. A copy of Amendment No. 5 is filed with this Current Report on Form 8-K as Exhibit 4.1. The material terms of the Rights Agreement are incorporated herein by reference from Exhibit 4.1 of the Current Report on Form 8-K filed on April 30, 2012.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

     4.1 Amendment No. 5 to the Rights Agreement dated May 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2017

EXTREME NETWORKS, INC.

By:	/s/ B. DREW DAVIES
B. Drew Davies
Executive Vice President, Chief Financial Officer (Principal Accounting Officer)